                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))


                             CITRIX SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

(2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)    Total fee paid:

--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

--------------------------------------------------------------------------------

(2)    Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)    Filing Party:

--------------------------------------------------------------------------------

(4)    Date Filed:

--------------------------------------------------------------------------------

                              [CITRIX LETTERHEAD]



                                                        April 3, 1998


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the "Corporation") to be held at 10:00 a.m., on Thursday, May 14, 1998, at DoubleTree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309.

          At this Annual Meeting, you will be asked to elect three directors to three-year terms and to approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended, increasing from 60,000,000 to 150,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation. The Board of Directors unanimously recommends that you vote FOR these proposals.

          Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

          Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.


                                       Very truly yours,



                                       Roger W. Roberts
                                       Chief Executive Officer

                             CITRIX SYSTEMS, INC.
                               6400 N.W. 6TH WAY
                        FORT LAUDERDALE, FLORIDA 33309

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1998


To the Stockholders of Citrix Systems, Inc.:

         The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 14, 1998 at 10:00 a.m., local time, at DoubleTree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, for the following purposes:

     1. To elect three (3) Class III directors to serve for a three-year term or until their successors are elected and qualified.

     2. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation increasing from 60,000,000 to 150,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 23, 1998 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                       By Order of the Board of Directors,



                                       Roger W. Roberts
                                       Chief Executive Officer

Fort Lauderdale, Florida
April 3, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              CITRIX SYSTEMS, INC.
                               6400 N.W. 6th Way
                         FORT LAUDERDALE, FLORIDA 33309

                            ________________________

                                PROXY STATEMENT
                            ________________________

                                 APRIL 3, 1998


     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 14, 1998, at 10:00 a.m., local time, at DoubleTree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, or at any adjournments thereof (the "Meeting"). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1997 is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 3, 1998.

     The purpose of the Meeting is to elect three Class III directors to the Corporation's Board of Directors and to approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), increasing from 60,000,000 to 150,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation. Only stockholders of record at the close of business on March 23, 1998 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 41,732,382 shares of Common Stock of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, Florida 33309, Attention Secretary, at or before the taking of the vote at the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. Approval of the amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, Roger W. Roberts and James J. Felcyn, Jr., were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors and FOR the approval of the amendment to the Certificate of Incorporation.

     The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of the Record Date: (i) by each person who is known by the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Corporation; (iii) by each executive officer of the Corporation named in the Summary Compensation Table and (iv) by all directors, executive officers and nominees of the Corporation as a group. On February 20, 1998, the Corporation effected a 3-for-2 stock split in the form of a 50% stock dividend to stockholders of record of the Corporation's Common Stock on February 12, 1998. All share numbers in this table and elsewhere in this proxy statement reflect such stock split.

                                            SHARES BENEFICIALLY     PERCENTAGE OF SHARES
       NAME OF BENEFICIAL OWNER                 OWNED (1)           BENEFICIALLY OWNED (1)
       ------------------------                 ---------           ----------------------
Microsoft Corporation....................       2,439,399                   5.8%
     One Microsoft Way
     Redmond, WA  98052

Putnam Investments, Inc.(2)..............       2,826,863                   6.8%
     One Post Office Square
     Boston, MA  02109

FMR Corp. (3)............................       3,966,900                   9.5%
      83 Devonshire Street
      Boston, MA 02109

Pilgrim Baxter & Associates Ltd.(4)......       4,156,550                  10.0%
     825 Duportrail Road
     Wayne,  PA  19087

Roger W. Roberts(5)......................         451,477                   1.1%

Edward E. Iacobucci(6)...................         448,819                   1.1%

Michael F. Passaro(7)....................         172,160                    *

Bruce Chittenden(8)......................          44,312                    *

Mark B. Templeton(9).....................          93,625                    *

Michael W. Brown.........................               -                    *

Kevin R. Compton(10).....................          55,292                    *

Stephen M. Dow...........................          32,229                    *

Robert N. Goldman(11)....................          35,001                    *

Tyrone F. Pike(12).......................          76,701                    *

All executive officers, directors
   and nominees as a group(13)...........       1,503,007                   3.5%

________________________
*  Represents less than 1% of the outstanding Common Stock

(1) Applicable percentage of ownership as of the Record Date is based upon 41,732,382 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Corporation, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days of the Record Date ("presently exercisable stock options").

(2) With respect to information relating to Putnam Investments, Inc., the Corporation has relied on information supplied by such entity in its
     Schedule 13G filing with the Commission on January 27, 1998.

(3) With respect to information relating to FMR Corp., the Corporation has relied on information supplied by such entity in its Schedule 13G filing with the Commission on February 9, 1998.

(4) With respect to information relating to Pilgrim Baxter & Associates Ltd., the Corporation has relied on information supplied by such entity in its
     Schedule 13G filing with the Commission on March 9, 1998.

(5) Includes 415,624 shares of Common Stock issuable pursuant to presently exercisable stock options.

(6) Includes 139,374 shares of Common Stock issuable pursuant to presently exercisable stock options.

(7) Includes 153,907 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 450 shares held by Mr. Passaro's dependent son.

(8) Consists of 44,312 shares of Common Stock issuable pursuant to presently exercisable stock options.

(9) Includes 92,941 shares of Common Stock issuable pursuant to presently exercisable stock options.

(10) Includes 32,437 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Consists of 35,001 shares of Common Stock issuable pursuant to presently exercisable stock options.

(12) Includes 18,468 shares of Common Stock issuable pursuant to presently exercisable stock options. Also, includes 600 shares of Common Stock held in trust for the benefit of Mr. Pike's children.

(13) Includes presently exercisable stock options to purchase an aggregate of 1,008,604 shares of Common Stock. See footnotes (5), (6), (7), (8), (9),
    (10), (11), and (12).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

                                    NOMINEES

     The size of the Board of Directors is currently fixed at eight members, with one vacancy resulting from a recent enlargement of the Board of Directors. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.
Messrs. Compton and Dow are Class III directors whose terms expire at this Annual Meeting of Stockholders and are nominees for re-election as directors of the Corporation. Mr. Templeton, who is not currently a member of the Board of Directors, is also a nominee for election at this Annual Meeting of Stockholders as a Class III director and would fill the vacancy created by the enlargement of the Board of Directors. The Board of Directors is also composed of (i) three Class I directors (Messrs. Goldman, Pike and Roberts), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1999, and (ii) two Class II directors (Messrs. Iacobucci and Brown), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2000.

     The Board of Directors has nominated and recommended that Messrs. Compton and Dow, who are currently members of the Board of Directors, and Mr. Templeton, who is a nominee for election as a director, be elected as Class III directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2001 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.


                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.
                            ---

     The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director:


    NOMINEE'S OR DIRECTOR'S
NAME AND YEAR NOMINEE OR DIRECTOR     POSITION(S) WITH             YEAR TERM      CLASS OF
    FIRST BECAME A DIRECTOR           THE CORPORATION             WILL EXPIRE     DIRECTOR
---------------------------------     ----------------            -----------     --------
NOMINEES:
Kevin R. Compton                          Director                   1998            III
1991

Stephen M. Dow                            Director                   1998            III
1989

Mark B. Templeton                         President                   --             III
--

CONTINUING DIRECTORS:
Edward E. Iacobucci                   Chairman, Vice President       2000            II
1989                                  Strategy & Technology and
                                      Chief Technology Officer

Michael W. Brown                            Director                 2000            II
1997

Robert N. Goldman                           Director                 1999             I
1995

Tyrone F. Pike                              Director                 1999             I
1993

Roger W. Roberts                      Chief Executive Officer and    1999             I
1990                                  Director


                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.


NAME                          AGE                           POSITION
----                          ---                           --------
Roger W. Roberts              53       Chief Executive Officer and Director
Mark B. Templeton             45       President and Nominee for Election as Director
Edward E. Iacobucci           44       Chairman of the Board, Vice President--Strategy & Technology,
                                         and Chief Technical Officer
James J. Felcyn, Jr.          55       Chief Financial Officer, Treasurer, Vice President of Finance and
                                         Administration, and Assistant Secretary
Barry J. Dockswell            51       Vice President--Business Development
Michael F. Passaro            53       Vice President--Worldwide Sales
Bruce C. Chittenden           50       Vice President--Engineering
James P. Tarlton              49       Vice President--Worldwide Services
Marc-Andre Boisseau           33       Corporate Controller and Principal Accounting Officer
Kevin R. Compton (1)(2)       39       Director
Stephen M. Dow (1)            42       Director
Robert N. Goldman (2)         48       Director
Michael W. Brown              51       Director
Tyrone F. Pike                43       Director

____________________
(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.

     Roger W. Roberts has served as Chief Executive Officer and a Director since joining the Corporation in June 1990. He also served as President of the Corporation from June 1990 until January 1998. Prior to joining the Corporation, Mr. Roberts was employed for over twenty years by Texas Instruments, a diversified electronics company, where he held technical, marketing and general management positions. Most recently at Texas Instruments, Mr. Roberts was Director of Marketing for the Peripheral Products Division, responsible for the MicroLaser printers and TravelMate notebooks.



     Mark B. Templeton has served as President of the Corporation since January 1998. Prior to that he served as Vice President--Marketing since joining the Corporation in June 1995. From April 1994 to June 1995,

Mr. Templeton served as Group Director, Corporate Marketing for UB Networks, Inc. (formerly Ungermann-Bass, Inc.), a computer network hardware manufacturer. From November 1993 to April 1994, he served as Executive Vice President for Softblox, Inc., a software company. From July 1991 to November 1993, Mr. Templeton served as Vice President, Marketing for Keyfile Corporation, a group collaboration software company. Mr. Templeton also serves on the Board of Directors of Active Word Systems, Inc.

     Edward E. Iacobucci, co-founder of the Corporation, has served as a director since the Corporation's inception in 1989 and as Chairman of the Board since September 1991. From the Corporation's inception, Mr. Iacobucci served as Chief Technical Officer and Vice President--Strategy & Technology. Mr. Iacobucci is author of the well-known OS/2 Programmer's Guide. Prior to forming the Corporation in 1989, Mr. Iacobucci was employed for eleven years by IBM, where he was most recently responsible for the design and architecture of IBM PC operating systems and led the joint IBM/Microsoft design team that conceived the original OS/2 product. Earlier at IBM, Mr. Iacobucci had overall responsibility for the design and architecture of the IBM network management product, NetView.

     James J. Felcyn, Jr. joined the Corporation as its Chief Financial Officer and Treasurer in July 1994. Prior to joining the Corporation, beginning in April 1994, Mr. Felcyn served as Chief Financial Officer of NDL Products, Inc. ("NDL"), a manufacturer of sporting goods. Mr. Felcyn accepted the position of Chief Financial Officer at the request of the secured lender of NDL, and as a condition to debtor-in-possession financing for NDL, which filed a Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the Southern District of Florida. Mr. Felcyn served as Vice President--Finance of Boca Research, Inc., a manufacturer of computer peripheral products, from April 1992 to December 1993. From January 1992 to April 1992, Mr. Felcyn served as Controller of Boca Research, Inc. From April 1991 to January 1992, Mr. Felcyn was employed by World Omni Financial Corp., an automobile finance and leasing company, where he served as Director of Operations Accounting. Mr. Felcyn is a Certified Public Accountant.

     Barry J. Dockswell joined the Corporation in June 1990 as the Director of Marketing. Since April 1994, he has served as Vice President--Business Development. Prior to joining the Corporation, Mr. Dockswell was employed by IBM for 20 years where he served in various senior management positions, including PC-DOS Product Manager and Manager of OS/2 Planning, Architecture, Strategy and Performance.

     Michael F. Passaro joined the Corporation in October 1992 as Vice President--Worldwide Sales and Services. Since August 1996, he has served as Vice President--Worldwide Sales. From 1988 to 1992, Mr. Passaro was employed by Novell, Inc., a provider of network and application software, serving as Vice President for Worldwide Major Markets from 1988 to 1990 and Vice President International from 1990 to 1992.

     James P. Tarlton has served as Vice-President--Worldwide Services since joining the Corporation in August 1996. From October 1991 to August 1996, Mr. Tarlton served as Vice President--Worldwide Services for Teleos Communications (now Madge Networks), where he was responsible for the development of support services worldwide.

     Bruce C. Chittenden joined the Corporation in 1993 as Vice President-- Engineering. Prior to joining the Corporation, he served as Vice President, Engineering and Manufacturing of Uniquest, Inc., a network software manufacturer, from March to November 1993. From July 1991 to March 1993, Mr. Chittenden served as Executive Vice President of Computone Corporation, a computer peripherals manufacturer, and from April 1984 to July 1991 he served as Vice President, Engineering of The Santa Cruz Operation, Inc., a systems software manufacturer.

     Marc-Andre Boisseau joined the Corporation in 1995 as its Corporate Controller. Since March 1997, Mr. Boisseau has also served as the Principal Accounting Officer of the Corporation. Prior to joining the Corporation, from November 1992 to September 1995, Mr. Boisseau served as Controller of Portfolio and Investment Accounting of MIG Realty Advisors, Inc., an institutional real estate advisor.

  Kevin R. Compton has served as a director of the Corporation since March 1991. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. From May

1985 to December 1990, Mr. Compton was the vice president and general manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton is a director of Global Village Communications, Inc., Digital Generations Systems, Corsair Communications and VeriSign, and is also a director of several privately-held companies.

     Stephen M. Dow has served as a director of the Corporation since 1989. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow is a director of ArQule, Inc., ViroPharma, Inc. and Corsair Communications and is also a director of several privately-held companies.

     Robert N. Goldman has served as a director of the Corporation since June 1995. In November 1995, Mr. Goldman was named President and Chief Executive Officer of Object Design, Inc., a developer of object data management software. From 1986 to August 1995, Mr. Goldman served as Chairman of the Board of Trinzic, Inc. and its predecessor, software companies that were engaged in the development and marketing of client/server middleware software products. Trinzic was formed by the merger of AICorp and AION Corporation in 1992. Mr. Goldman served as AICorp President and Chief Executive Officer from 1986 to 1992. From 1983 to 1986, Mr. Goldman served as President and Chief Operating Officer of Cullinet Software, Inc., a software developer. Mr. Goldman is Chairman of the Board of Directors of SystemSoft Corporation, a developer and marketer of PCMCIA software and other system level software products, and a director of InterSolv Inc., Parametric Technology Corporation, SystemSoft Corp. and several privately-held companies.

     Michael W. Brown has served as a director of the Corporation since July 1997. Mr. Brown served in various positions at Microsoft Corporation from 1989 through January 1998, including as Chief Financial Officer until July 30, 1997. Mr. Brown is currently a member of the Board of Directors of Wang Laboratories Inc. and Adminstaff, Inc.

     Tyrone F. Pike has served as a director of the Corporation since 1993. Mr. Pike is CEO of SwitchSoft Systems, Inc., which he founded in August 1996. From January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, Inc., including Senior Vice President and Chief Technical Officer from April 1995 to August 1996, Senior Vice President and General Manager Network Products Division from August 1994 to April 1995, and Senior Vice President and General Manager Network Services Division from January to August 1994. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates from September 1992 to January 1994. From March to September 1992, Mr. Pike served as President and CEO of Global Village Communications, Inc. From May 1991 to June 1992, he served as Manager, Strategic Planning & Business Development of Intel Corporation. From April 1983 to May 1991, Mr. Pike served as Founder, Chairman and President of LANSystems, Inc., of which he served as a director until February 1994. Mr. Pike is also a member of the Board of Directors for Kaspia Systems, Inc. and Puma Technology.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met sixteen (16) times and took action by unanimous written consent one (1) time during the fiscal year ended December 31, 1997. Except for Mr. Brown (who did not attend two (2) of three (3) meetings of the Board of Directors since becoming a director), each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served during fiscal 1997. The Audit Committee of the Board of Directors, of which Messrs. Compton and Goldman are currently members, reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Corporation's financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically reviews the Corporation's accounting policies and internal accounting and financial controls. The Audit Committee met two (2) times during the fiscal year ended December 31, 1997. The Compensation Committee, whose members currently are Messrs. Compton and Dow, is responsible for administering the Corporation's stock ownership plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Corporation. The Compensation Committee did not formally meet but took action by unanimous written consent twenty-four (24) times during the fiscal year ended December 31, 1997. The Board of Directors does not currently have a standing nominating committee.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995 to (i) the Corporation's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1997.


                           SUMMARY COMPENSATION TABLE



                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                                                       AWARDS(3)
                                                  ANNUAL COMPENSATION                ------------
                                         ----------------------------------------     SECURITIES
     NAME AND PRINCIPAL                                          OTHER ANNUAL         UNDERLYING          ALL OTHER
         POSITION                YEAR    SALARY($) BONUS($)(1)  COMPENSATION($)(2)     OPTIONS(#)        COMPENSATION($)
         --------                ----    --------- ----------  ------------------    ------------       ---------------
Roger W. Roberts...............  1997    200,000    125,000            --               112,500                --
   Chief Executive               1996    165,000    105,000            --               150,000                --
    Officer and Director         1995    150,000     50,000            --                    --                --

Mark B. Templeton (4)..........  1997    160,000     90,000            --                56,250                --
   President and nominee for     1996    140,000     69,000            --                75,000                --
    election as a Director       1995     69,602     25,000            --               200,001             99,667 (5)

Edward E. Iacobucci............  1997    175,000     85,000            --               112,500                --
   Chairman of the Board,        1996    150,000     75,000            --               150,000                --
    Vice President--             1995    135,000     40,000            --                    --                --
    Strategy &  Technology
    and Chief Technical
    Officer

Michael F. Passaro.............  1997    150,000     75,000        100,000                37,500               --
   Vice President--              1996    130,000     12,000        150,000                37,500               --
    Worldwide Sales              1995    130,000     10,000         63,585                    --               --

Bruce C. Chittenden............  1997    150,000     75,000             --                56,250               --
   Vice President--              1996    130,000     64,500             --                75,000               --
    Engineering                  1995    120,000     30,000             --                    --               --

____________________
(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)  Consists of amounts accrued pursuant to commissions.

(3) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995. On February 20, 1998, the Corporation effected a 3-for-2 stock split in the form of a 50% stock dividend to stockholders of record of the Corporation's Common Stock on February 12, 1998. All share numbers in this table and elsewhere in this proxy statement reflect such stock split.

(4) Mr. Templeton commenced employment with the Corporation in June 1995 and was appointed President of the Corporation in January 1998.

(5)  Consists of relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR


     The following table sets forth each grant of stock options made during the year ended December 31, 1997 pursuant to the Corporation's 1995 Stock Plan to each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"). The Corporation did not grant any stock options pursuant to the Corporation's 1989 Stock Option Plan or any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 1997.


                                                     INDIVIDUAL GRANTS
                                      ------------------------------------------------    POTENTIAL REALIZABLE
                                                   % OF TOTAL                                VALUE AT ASSUMED
                                       NUMBER OF    OPTIONS                                  ANNUAL RATES OF
                                      SECURITIES   GRANTED TO                            STOCK PRICE APPRECIATION
                                      UNDERLYING   EMPLOYEES    EXERCISE                   FOR OPTION TERM (2)
                                        OPTIONS    IN FISCAL    PRICE(1)    EXPIRATION  --------------------------
NAME                                  GRANTED(#)      YEAR     ($/SHARE)       DATE         5%($)        10%($)
----                                  ----------   ----------  --------     ----------  ------------   -----------
Roger W. Roberts....................     112,500      4.9       31.33        7/25/07      2,216,891     5,617,980

Mark B. Templeton...................      56,250      2.5       31.33        7/25/07      1,108,446     2,808,990

Edward E. Iacobucci.................     112,500      4.9       31.33        7/25/07      2,216,891     5,617,980

Michael F. Passaro..................      37,500      1.6       31.33        7/25/07        738,964     1,872,660

Bruce C. Chittenden.................      56,250      2.5       31.33        7/25/07      1,108,446     2,808,990

________________
(1) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant. The fair market value per share of Common Stock as of the Record Date was $_____________.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises  and Year-End Values

   The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 1997 and the year-end value of unexercised options.



                                                                                                              VALUE OF UNEXERCISED
                                          SHARES                             NUMBERS OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                       ACQUIRED ON           VALUE         OPTIONS AT DECEMBER 31, 1997        DECEMBER 31, 1997
             NAME                      EXERCISE(#)         REALIZED($)(1)        VESTED/UNVESTED             VESTED/UNVESTED($)(2)
             ----                      -----------        ---------------        ---------------             ---------------------
Roger W. Roberts....................     127,500            4,253,075               430,626                        20,485,474
                                                                                    239,376                         6,279,506

Mark B. Templeton...................      55,209            1,724,182                22,190                           975,462
                                                                                    182,192                         6,180,340

Edward E. Iacobucci.................     276,251            2,275,433                96,875                         3,627,948
                                                                                    239,376                         6,279,506

Michael F. Passaro..................      45,000            2,159,520               127,448                         6,106,140
                                                                                     85,055                         2,546,899

Bruce C. Chittenden.................      16,833              505,582                34,728                         1,122,408
                                                                                    129,690                         3,641,520

_____________
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1997, the fiscal year-end ($50.67 per share), multiplied by the number of shares underlying the option.

Stock Plans

     The Corporation currently has three employee stock ownership plans:
the 1989 Stock Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan. The 1989 Stock Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan are all administered by the Compensation Committee of the Board of Directors. The 1989 Stock Option Plan provides for the grant of incentive stock options and non-statutory stock options to employees, directors and consultants of the Corporation to purchase up to 6,314,136 shares of Common Stock. The terms of such options, including the persons to whom options will be granted, the type of option to be granted (incentive or non-statutory), the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 1,060,516 shares of Common Stock were issued and outstanding under the 1989 Stock Option Plan, of which options for 1,060,516 shares were then exercisable. The Corporation does not intend to grant any additional options under the 1989 Stock Option Plan.

     Under the terms of the Corporations 1995 Stock Plan, the Corporation is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant incentive stock options and grant non-statutory stock options (collectively, the "Stock Rights") to employees, consultants, directors and officers of the Corporation. The 1995 Stock Plan provides for the issuance of up to 9,000,000 shares plus, on January 1 of each year, a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 15,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 1995 Stock Plan. The terms of such Stock Rights, including number of shares subject to each Stock Right, when the Stock Right become exercisable, the exercise or purchase price of the Stock Right, the duration of the Stock Right and the time, manner and form of payment upon exercise of a Stock Right, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 4,166,234 shares of Common Stock were issued and outstanding under the 1995 Stock Plan, of which options for approximately 426,905 shares were then exercisable.

     The 1995 Employee Stock Purchase Plan provides for the issuance of a maximum of 2,250,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Under the 1995 Employee Stock Purchase Plan, eligible employees of the Corporation may participate in semi-annual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price of such shares is the lower of 85% of the fair market value of the Common Stock on the day the offering commences or 85% of the fair market value of the Common Stock on the day the offering terminates. As of the Record Date, 42,527 shares of Common Stock had been purchased under the 1995 Employee Stock Purchase Plan.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ABOUT EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended December 31, 1997. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Compton and Dow, two non-employee directors of the Corporation. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock ownership plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

     Overview and Philosophy. The Corporation uses its compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Corporation's customers and achieve its strategic objectives.

  .  To align management's interest with the success of the Corporation.

  . To align management's interest with stockholders by including long-term equity incentives.

  . To increase profitability of the Corporation and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Corporation's 401(k) Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan, which plans are generally available to all employees of the Corporation.

     Base Salary. Compensation levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation's past financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Generally, salary decisions for the Corporation's executive officers are made near the beginning of each calendar year.

     Fiscal 1997 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, were also based upon evaluations and recommendations made by the Chief Executive Officer.

     Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 1997 based upon a consideration of a number of factors which it deemed relevant to the executive officer's performance. These factors in 1997 included the Corporation's sales growth in 1997, the increase in the Corporation's profitability during 1997, the consummation of a successful licensing agreement with Microsoft Corporation, and the executive officer's individual performance.


     Stock Options. The Compensation Committee believes that long-term incentive compensation, in the form of stock options, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership in the Corporation. In addition to an executive's past performance, the Corporation's desire to retain an individual is of paramount importance in the determination of stock option grants.

     When establishing stock option grant levels for executive officers, the Compensation Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal 1997 were granted at an exercise price per share equal to the fair market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the level of outstanding options as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the heading "Option Grants in Last Fiscal Year."

     Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

     Chief Executive Officer's Compensation. In 1997, the Corporation's President and Chief Executive Officer, Roger W. Roberts, received salary compensation of $200,000. The increase of Mr. Roberts salary from $165,000 to $200,000 was based on an assessment of salaries believed by the Board of Directors to be paid to chief executive officers at similar companies, as well as an assessment of Mr. Roberts' qualifications, performance and expected contributions to the Corporation's planned growth. Mr. Roberts also received a cash bonus of $125,000 based on an assessment of the factors set forth in "Incentive Compensation," above.

     Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Corporation's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

RESPECTFULLY SUBMITTED BY
THE COMPENSATION COMMITTEE

   Kevin R. Compton
   Stephen M. Dow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Committee are Messrs. Compton and Dow. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

     During the last year, no executive officer of the Corporation served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation, or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

COMPENSATION OF DIRECTORS

     Employee Directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee Directors receive a fee of $1,500 for each meeting of the Board of Directors that they attend, $200 for each meeting of the Board of Directors that they participate in via telephone, and $500 for each committee meeting that they attend. Non-employee Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings.

     Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan. The 1995 Non-Employee Director Stock Option Plan provides for the grant of options to purchase a maximum of 900,000 shares of Common Stock to non-employee directors of the Corporation. The 1995 Non-Employee Director Stock Option Plan authorizes the grant to each director who is not an employee of the Corporation and who is first elected as a director after the date of the Corporation's initial public offering, an option to purchase 45,000 shares of Common Stock. Each non-employee director will also receive, on each three-year anniversary of such director's first election to the Board of Directors, an option to purchase 45,000 shares of Common Stock, provided that such director has continuously served on the Board of Directors during such three-year period. The exercise price per share for all options granted under the 1995 Non-Employee Director Stock Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. As of the Record Date, 135,000 options had been granted under the 1995 Non-Employee Director Stock Option Plan, of which options for approximately 43,877 shares were then exercisable.

STOCK PERFORMANCE GRAPH

          The Stock Price Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on December 8, 1995 through December 31, 1997, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market National Market Index ("Nasdaq National Market Index") and the Prepackaged Software (SIC Code 7372) Index ("Prepackaged Software Index"). The comparison assumes $100 was invested on December 8, 1995 in the Corporation's Common Stock, in the Nasdaq National Market Index and the Prepackaged Software Index and assumes reinvestment of dividends, if any.

             Comparison of Five Year/1/ Cumulative Total Return Among
                Citrix Systems, Inc., Nasdaq National Market Index
                         and Prepackaged Software Index

                             [GRAPH APPEARS HERE]

                         December 8,     December 31,      December 31,    December 31,
                            1995            1995              1996            1997
Citrix Systems, Inc.       100.00          108.33            520.88          1,013.33
Prepackaged Software       100.00           97.26            129.27            164.54
Nasdaq                     100.00           99.63            123.81            151.45

_____________

  (1) Prior to December 8, 1995 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 9, 1997, the Corporation and Microsoft Corporation ("Microsoft"), the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation, entered into a License, Development and Marketing Agreement (the "Development Agreement") which provides for the licensing to Microsoft of certain of the Corporation's multi-user software enhancements to Microsoft's Windows NT Server and for the cooperation between the parties for the development of future multi-user versions of Microsoft Windows NT Server, known as Windows-based Terminal Server. The Development Agreement also provides for each party to develop its own enhancements or "plug-ins" to the jointly developed products which may provide access to the Development Agreement base platform from a wide variety of computing devices, such as a Corporation developed plug-in that implements the ICA protocol on the new platform, code-named pICAsso. Pursuant to the terms of the Development Agreement, in May 1997, the Corporation received an aggregate of $75 million as a non-refundable royalty payment and for engineering and support services to be rendered by the Corporation. Under the terms of the Development Agreement, the Corporation will be eligible to receive royalty payments of up to an additional $100 million based on Microsoft's release and shipment of certain versions of the Windows-based Terminal Server.

     Also, the Corporation is a party to other license and distribution agreements with Microsoft, pursuant to which the Corporation has recognized $7,789,000 of royalty expense in cost of goods sold during 1997. In connection with these agreements, the Corporation had accrued royalties and other accounts payable of $3,044,000 at December 31, 1997. In addition, Mr. Brown, a Director of the Corporation, served in various positions at Microsoft from 1989 through January 1998, including as Chief Financial Officer until July 30, 1997.

     The Corporation has adopted a policy that all transactions between the Corporation and its officers, directors, principal shareholders and their affiliates shall be on terms no less favorable to the Corporation than could be obtained by the Corporation from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.


                                   PROPOSAL 2
                         AMENDMENT OF THE CORPORATION'S
                          CERTIFICATE OF INCORPORATION


     By a Board of Directors vote dated January 23, 1998, the Board of Directors recommended to the stockholders that the Corporation amend the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock, par value $.001 per share, from 60,000,000 to 150,000,000 shares. Shares of the Corporation's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     As of the Record Date, there were approximately 41,732,382 shares issued and outstanding and approximately 17,009,767 shares reserved for future issuance pursuant to outstanding options granted under the Corporation's stock plans. If the amendment to the Certificate of Incorporation is approved, the Board of Directors will have the authority to issue approximately 90,000,000 additional shares of Common Stock without further stockholder approval. The Board of Directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses in exchange for shares of the Corporation's Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitating broader ownership of the Corporation's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Corporation's existing stock plan. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

     The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Corporation's existing stockholders. In addition, the Corporation's authorized but unissued shares of Common Stock could be used to make a change in control of the Corporation more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Corporation. The Corporation is not aware, however, of any pending or threatened efforts to obtain control of the Corporation, and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.


                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                    VOTE "FOR" THE APPROVAL OF THE AMENDMENT
               TO THE CORPORATION'S CERTIFICATE OF INCORPORATION


                              SECTION 16 REPORTING

     Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1997 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1997, except for the following: Edward I. Iacobocci, Chairman of the Board, Vice PresidentStrategy & Technology and Chief Technical Officer, filed a Form 5 for the year ended December 31, 1997, two days late on February 19, 1998. Marc-Andre Boisseau, Corporate Controller and Principal Accounting Officer, filed a Form 3 in October 1997, even though Mr. Boisseau became subject to Section 16 reporting requirements on March 10, 1997. Mr. Boisseau also filed a Form 4 in November 1997 which reported transactions that took place in May 1997. Tyrone F. Pike, a director, filed a Form 4 in December 1997 for a transactions which took place in October 1997.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the 1999 Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices between November 4, 1998 and December 4, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, FL 33309, Attention: Secretary.


                              INDEPENDENT AUDITORS

     The Board of Directors has retained the firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. Ernst & Young has served as the Corporation's accountants since 1989. It is expected that a member of Ernst & Young will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

P                             CITRIX SYSTEMS, INC.
R
O                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
X
Y                                MAY 14, 1998

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 1998 and hereby appoints Roger W. Roberts and James J. Felcyn, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at DoubleTree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309 on May 14, 1998 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                                SEE REVERSE SIDE

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSAL IN ITEMS 2 AND 3.

1. To elect three members to the Board of Directors to serve for three year terms as Class III Directors:

   Nominees:
   Kevin R. Compton
   Stephen M. Dow
   Mark B. Templeton

[_]   FOR     [_]   WITHHELD

_____________________________
For all nominees except as noted above

2. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended, increasing from 60,000,000 to 150,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation.

[_]   FOR   [_]   AGAINST   [_]   ABSTAIN

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

[_]   FOR   [_]   AGAINST   [_]   ABSTAIN

[_]     MARK HERE FOR ADDRESS
        CHANGE AND NOTE BELOW
_________________________________
_________________________________

[_]     MARK HERE IF YOU PLAN
        TO ATTEND THE MEETING

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

__________________________________
Signature                     Date

__________________________________
Signature                     Date